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                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated November 27, 1996 on the financial statements of the following funds referred to therein all of which are series of PIC Investment Trust; which financial statements are incorporated by reference in Post-Effective Amendment No. 16, to the Trust's Registration Statement.

        PIC Small Cap Growth Fund
        PIC Small Company Growth Fund (formerly PIC Institutional Small Cap
Fund)
        PIC Growth Fund (formerly PIC Institutional Growth Fund

     We consent as well, to the use of our reports dated November 27, 1996 on the financial statements of PIC Growth Portfolio and PIC Small Cap Portfolio referred to therein in this Post-Effective Amendment.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "General Information".

                                          MCGLADFREY & PULLEN, LLP

New York, New York
June 2, 1997